Exhibit 24

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned director and/or officer of EntreMed, Inc., a corporation organized under the laws of the state of Delaware (the “Corporation”), hereby constitutes and appoints John W. Holaday his or her true and lawful attorney-in-fact and agent for him or her on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed therewith or with respect thereto, relating to the registration of an additional 1,000,000 shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) issuable pursuant to the EntreMed 2001 Long-Term Incentive Plan, and grants to said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

/s/ Dane Saglio Dane Saglio	Principal Accounting and Financial Officer	July 9, 2002

/s/ Wendell M. Starke Wendell M. Starke	Co-Chairman of the Board and Director	July 9, 2002

/s/ Donald S. Brooks Donald S. Brooks	Director	July 9, 2002

/s/ Jerry Finkelstein Jerry Finkelstein	Director	July 9, 2002

/s/ Jennie C. Hunter-Cevera Jennie C. Hunter-Cevera	Director	July 9, 2002

/s/ Peter S. Knight Peter S. Knight	Director	July 9, 2002

/s/ Mark C.M. Randall Mark C.M. Randall	Director	July 9, 2002